ASSIGNMENT AND ASSUMPTION AGREEMENT
AND CONSENT TO ASSIGNMENT

This Assignment and Assumption Agreement and Consent to Assignment (this “Assignment”) is entered into as of October 26, 2006, by and between Apex Capital Group, Inc., a Wyoming corporation (“Assignor”), and Apex Capital Group, Inc., a Nevada corporation (“Assignee”).

WHEREAS, Assignor has right, title or interest in and to that certain Securities Exchange Agreement dated as of September 6, 2006 (the “Agreement”);

WHEREAS, Assignor wishes to assign to Assignee all of Assignor’s right, title, and interest in and to the Agreement, and Assignee wishes to accept such assignment and assume all obligations of Assignor under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor does hereby undertake and agree to assign to Assignee all of Assignor’s right, title and interest in and to the Agreement.

2. Assignee does hereby undertake and agree to assume all obligations, whether direct or indirect, under and to pay, perform, and discharge, when due (and otherwise in accordance with the relevant governing instruments and agreements), the Agreement.

3. The parties to the Agreement hereby consent to the assignment described herein.

4. This Assignment shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof. The parties may execute this Assignment in counterparts or by facsimile, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION AGREEMENT
AND CONSENT TO ASSIGNMENT

IN WITNESS WHEREOF, Assignor and Assignee, and the parties listed below have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR: APEX CAPITAL GROUP, INC., a Wyoming corporation

By:	/s/ Dempsey K. Mork
Name: Dempsey K. Mork
Title: President and Chief Executive Officer

ASSIGNEE: APEX CAPITAL GROUP, INC., a Nevada corporation

By:	/s/ Dempsey K. Mork
Name: Dempsey K. Mork
Title: President and Chief Executive Officer

FOR THE PURPOSES OF PARAGRAPH 3 ONLY:

ELWIN GROUP LIMITED		AVIATE INVESTMENTS LIMITED

By:	/s/ Shushun Feng	By:	/s/ Yeung So
Name: Shushun Feng		Name: Yeung So
Title: Director		Title: Director

Shushun Feng		Fei Feng

/s/ Shushun Feng		/s/ Fei Feng

Jian Zhang		Jinping Liu

/s/ Jian Zhang		/s/ Jinping Liu

Zhiqiang Zhang	Duoxiang Sun

/s/ Zhiqiang Zhang	/s/ Duoxiang Sun

Yuying Liu	Hongwei Zhou

/s/ Yuying Liu	/s/ Hongwei Zhou

Jiangao Li	Dempsey Mork

/s/ Jiangao Li	/s/ Dempsey Mork